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                                                                    EXHIBIT 10.7

                                     FORM OF
                               INDEMNITY AGREEMENT

     This agreement is made and entered into as of the 21st day of May, 1999, by and among AOA CAPITAL CORP, a Minnesota corporation ("Capital Corp"), AOA HOLDING LLC, a Minnesota limited liability company ("Holding"), and ____________ ("Indemnitee").

     WHEREAS, corporate directors, and governors or managers of limited liability companies (and persons who have consented to become directors, governors or managers) are faced with the prospects of significant personal liability arising out of recent court decisions dealing with the activities of such individuals and the increasing unavailability and high cost of insurance;

     WHEREAS, Capital Corp and Holding (jointly the "Indemnitors") realize that, to attract and retain qualified directors, governors or managers to consent to act as such, they must provide them with increased protection against personal liability and the costs of litigation; and

     WHEREAS, Capital Corp and Holding have requested that the Indemnitee serve as a director, governor or manager and the Indemnitee wishes to so serve;

     NOW THEREFORE, the parties hereby agree as follows:

     1. Agreement to Serve. Indemnitee has consented to serve as a member of the board of directors of Capital Corp and a governor or manager of Holding. The Indemnitors expressly confirm and agree that they have entered into this agreement and assumed the obligations which are imposed on them in order to induce Indemnitee to serve as a director of Capital Corp and a governor or manager of Holding and acknowledges that Indemnitee is relying upon this agreement in serving in such capacity.

     2. Maintenance of Insurance. Indemnitors may, but shall not be required to, put into effect policies of insurance which provide insurance protection for its directors, officers, governors and managers against liabilities which may be incurred by them on account of their services to Capital Corp and Holding. If such insurance is maintained by Capital Corp or Holding, such insurance, to the extent of the coverage it provides, shall be primary and this agreement of indemnity shall be effective only to the extent that Indemnitee is not reimbursed pursuant to such insurance coverage. If such insurance is not maintained by Capital Corp or Holding, Indemnitee shall be indemnified fully by the Indemnitors in accordance with the provisions of this agreement.

     3. Indemnification. The Indemnitors jointly and severally agree to indemnify Indemnitee from any liability which may be incurred as a result of the Indemnitee's consenting to serve (and serving) as a director of Capital Corp and consenting to serve (and serving) as a governor or manager of Holding in accordance with, and to the fullest extent authorized by, as the case may be, of the provisions of the Minnesota Business Corporation Act, or the Minnesota Limited Liability Company Act, as either of such acts, as it may from time to time be amended.

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     4. Additional Indemnification. In addition to the indemnification provided in the preceding Section and subject to the exclusions set forth in Section 6 hereof, the Indemnitors agree jointly and severally to hold harmless and to indemnify Indemnitee against any and all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative to which the Indemnitee is, was, or at any time becomes a witness or party or is threatened to be made a witness or party by reason of the fact that Indemnitee has consented to be, is or was at any time a director, officer, employee, or agent of the Indemnitors, except with respect to an action commenced by Indemnitee against either Indemnitor or by Indemnitee as a derivative action by or in the right of either Indemnitor. With respect to an action commenced by Indemnitee against either Indemnitor or by Indemnitee as a derivative action by or in the right of either Indemnitor, Indemnitee shall only be indemnified as determined by the board of directors of the Indemnitor that is a party in the specific case.

     5. Contribution. If the indemnification provisions provided in Sections 3 and 4 should, under applicable law, be unenforceable or insufficient to hold Indemnitee harmless in respect of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee by reason of the fact of Indemnitee's consent to serve or service to or at the request of either Capital Corp or Holding, then the Indemnitors jointly and severally agree that, for purposes of this Section 5, Capital Corp and Holding shall be treated as if they were a party who was or was threatened to be made a party defendant to the threatened, pending or completed action, suit or proceeding in which Indemnitee was involved and the Indemnitors shall jointly and severally contribute to the amounts paid or payable by Indemnitee as a result of such expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits accruing to the Indemnitors on the one hand and Indemnitee on the other and which arose out of the action or inaction or alleged action or inaction underlying the threatened, pending or contemplated suit or proceeding in which Indemnitee was involved, (ii) the relative fault of the Indemnitors on the one hand and Indemnitee on the other in connection with such action or inaction, or alleged action or inaction, and (iii) any other relevant equitable considerations. For purposes of this Section 5, the relative benefit of the Indemnitors shall be deemed to be the benefits accruing to either or both of them and to all of the directors, officers, employees and agents (other than Indemnitee) as a group and treated as one entity, and the relative benefit of Indemnitee shall be deemed to be an amount not greater than Indemnitee's director's compensation from the Capital Corp or Holding during the first year in which the action or inaction, or alleged action or inaction, forming the basis for the threatened, pending or contemplated suit or proceeding was alleged to have occurred. The relative fault shall be determined by reference to, among other things, the fault of the Indemnitors and all of its directors, officers, employees and agents (other than Indemnitee) as a group and treated as one entity, and Indemnitee's and such group's relative intent, knowledge, access to information and opportunity to have altered or prevented the action or inaction, or alleged action or inaction, forming the basis for the threatened, pending or contemplated suit or proceeding. Determinations and authorizations of payments under this Section shall be made in the manner specified in Section 9, and Indemnitee shall have the same remedies with regard thereto as set forth

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in Section 10.

     6. Limitations on Indemnity and Contribution. No indemnity pursuant to
Section 4 or contribution pursuant to Section 5 shall be paid by the
Indemnitors:

          6.1. for which and to the extent that payment is actually made to Indemnitee under a valid and collectible insurance policy;

          6.2. for which and to the extent that Indemnitee is indemnified or receives a recovery other than pursuant to this agreement;

          6.3. with respect to any proceeding by or in the right of either Indemnitor, except that indemnity or contribution shall be made, to the extent permitted by law, against reasonable expenses in respect of any proceeding in which Indemnitee shall not have been adjudged liable to such Indemnitor;

          6.4. with respect to acts or omissions which (in the case of directors of Capital Corp) are prohibited under the Minnesota Business Corporation Act, as amended from time to time or, (in the case of Holding) are prohibited under the Minnesota Limited Liability Company Act, as amended from time to time;

          6.5. if a final decision by a court having jurisdiction in the matter shall determine that such indemnification or contribution is not lawful.

     7. Advancement of Expenses. The Indemnitors shall pay the costs and expenses reasonably incurred by Indemnitee in investigating, defending, and appealing any threatened, pending or completed civil or criminal action, suit or proceeding, administrative or investigative, against Indemnitee in advance of final determination, upon receipt by the Indemnitors of (i) a written affirmation by Indemnitee of Indemnitee's good faith belief that Indemnitee has met the standard of conduct necessary for indemnification or contribution, if any, and (ii) a written undertaking by or on behalf of Indemnitee to repay any amounts so advanced if and to the extent it ultimately shall be determined that Indemnitee is not entitled to indemnification or contribution by the Indemnitors. Determinations and authorizations of payments under this Section shall be made in the manner specified in Section 9, and Indemnitee shall have the same remedies with regard thereto as set forth in Section 10.

     8. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim is to be made against the Indemnitors under this agreement, notify the Indemnitors of the commencement of the action. The omission to notify the Indemnitors will not relieve the Indemnitors of liability under this agreement unless the Indemnitors are prejudiced by the omission, and will not relieve them from any other liability which they may have to Indemnitee. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Indemnitors:

          8.1. The Indemnitors will be entitled to participate in the defense at their own

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     expense.

          8.2. Except as otherwise provided below, the Indemnitors, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense with counsel reasonably satisfactory to Indemnitee. After notice from either Indemnitor to Indemnitee of its election to assume the defense of a suit, such Indemnitor will not be liable to Indemnitee under this agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense, other than as provided below. Indemnitee shall have the right to employ Indemnitee's own counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from either Indemnitor of its assumption of the defense shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by such Indemnitor, (ii) Indemnitee shall have concluded reasonably that there may be a conflict of interest between such Indemnitor and Indemnitee in the conduct of the defense of such action or (iii) such Indemnitor shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of such Indemnitor. The Indemnitors shall not be entitled to assume the defense of any action, suit or proceeding brought by or in the right of such Indemnitor or as to which Indemnitee shall have made the conclusion provided for in (ii) above.

          8.3. An Indemnitor shall not be liable to indemnify Indemnitee under this agreement for any amounts paid in settlement of any action or claim effected without such Indemnitor's written consent. The Indemnitors shall not settle any action or claim in any manner which would impose any penalty or liability on Indemnitee without Indemnitee's prior written consent. Neither the Indemnitors nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

     9. Determination of Right to Indemnification.

          9.1. To obtain indemnification under this agreement, Indemnitee shall submit to the Indemnitors a written request, including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. In the case of each Indemnitor, the secretary of such Indemnitor shall, promptly upon receipt of such a request for indemnification, advise the board of directors or governors of such Indemnitor in writing that Indemnitee has requested indemnification.

          9.2. A determination with respect to Indemnitee's entitlement to indemnification from an Indemnitor shall be made in the specific case (i) by the board of directors (or governors) of such Indemnitor by a majority vote of a quorum consisting of directors or governors not parties to the proceeding, (ii) by independent legal counsel, (a) selected by the board of directors or governors of such Indemnitor by vote as set forth in (i), or
     (b) if the requisite quorum of the board of directors or governors of such Indemnitor cannot be obtained, by a majority vote of the full board of directors or governors, in which vote directors or governors who are parties may participate, or (iii) by vote of the shareholders of

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     such Indemnitor.

          9.3. If the determination of entitlement to indemnification is to be made by independent counsel under Section 9.2 of this agreement, the Indemnitors shall give written notice to Indemnitee advising Indemnitee of the identity of the independent counsel as selected. The Indemnitors shall pay any and all reasonable fees and expenses of independent counsel incurred by such independent counsel in connection with acting pursuant to this agreement. Upon the commencement of any adjudication or arbitration under Section 10 of this agreement, independent counsel shall be discharged and relieved of any further responsibility in such capacity, subject to the applicable standards of professional conduct then prevailing.

          9.4. Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. All reasonable costs or expenses, including attorneys' fees and disbursements, incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Indemnitors, irrespective of the determination as to Indemnitee's entitlement to indemnification.

          9.5. In making any determination with respect to entitlement or indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this agreement, and the Indemnitors shall have the burden of proof to overcome the presumption. The termination of any action, suit or proceeding which is covered by this agreement, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption for the purpose of this agreement that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Indemnitors and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

          9.6. A determination with respect to entitlement to indemnification shall be made and delivered in a written opinion within 90 days after receipt by the Indemnitors of the request for indemnification. If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination.

     10. Remedies of Indemnitee.

          10.1. In the event that (i) a determination is made pursuant to
     Section 9 of this agreement that Indemnitee is not entitled to indemnification under this agreement, (ii) the determination of entitlement to indemnification pursuant to Section 9 of this agreement shall not have been made and delivered in a written opinion within 90 days after receipt by

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     the Indemnitors of the request for indemnification, or (iii) any payment is not made within 10 days after a determination has been made that Indemnitee is entitled thereto, then Indemnitee shall be entitled to an adjudication in an appropriate court of the State of California, or in any other court of competent jurisdiction, of Indemnitee's entitlement to such indemnification. Alternatively, Indemnitee, at Indemnitee's option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section. The Indemnitors shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

          10.2. In the event that a determination shall have been made pursuant to Section 9 of this agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section shall be conducted in all respects as a de novo trial or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination.

          10.3. If a determination shall have been made pursuant to Section 9 of this agreement that Indemnitee is entitled to indemnification, the Indemnitors shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

          10.4. The Indemnitors shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section that the procedures and presumptions of this agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Indemnitors are bound by all the provisions of this agreement.

          10.5. The obligations of the Indemnitors to make the payments required to be made hereunder, and to perform and observe the other agreements on their part contained herein, shall not be subject to diminution by set off, counterclaim, abatement or otherwise; provided, however, that the Indemnitee shall not be released from any liability or obligation which Indemnitee may owe either Indemnitor, whether hereunder or otherwise.

          10.6. In the event that Indemnitee, pursuant to this Section, seeks a judicial adjudication or an award in arbitration or enforce rights under, or to recover damages for breach of, this agreement, Indemnitee shall be entitled to recover from the Indemnitors, and shall be indemnified by the Indemnitors against, any and all expense (including attorneys' fees) actually and reasonably incurred in such judicial adjudication or arbitration, but only if Indemnitee prevails therein.

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     11. Continuation of Indemnity. All agreements and obligations of the
Indemnitors contained in this agreement shall continue during the period Indemnitee has consented to be or is a director or officer of Capital Corp or a governor or manager of Holding and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee has consented to be or is or was a director or officer of Capital Corp or a governor or manager of Holding or is or was serving in any other capacity referred to in this agreement.

     12. Other Rights and Remedies. The indemnification, contribution and advance payment of expenses provided by any provision of this agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any provision of law, the articles of incorporation, any bylaw, other agreement, vote of shareholders or disinterested directors or governors, or otherwise, both as to action in Indemnitee's official capacity and as to action in any other capacity after consenting to serve as a director or while occupying any of the positions or having any of the relationships referred to in this agreement.

     13. Other.

          13.1. All notices, requests, demands, and other communications relating to this agreement shall be in writing and shall be deemed to be duly given if or served when personally delivered to any individual party, or on the first day after the date of deposit with Federal Express for next day delivery, postage prepaid, or on the third day after deposit in the United States mail, certified or registered, return receipt requested, postage prepaid, or on the date of telecopy, fax or similar telephonic transmission during normal business hours, provided that the recipient has specifically acknowledged by telephone receipt of such telecopy, fax or telephonic transmission; addressed, in all cases, to the party at his address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

     If to Indemnitee, to:

                  __________________________
                  __________________________
                  __________________________
                  __________________________

     or such other address as may have been furnished to Capital Corp and Holding by Indemnitee;

     If to Capital Corp, to:

                  AOA Capital Corp
                  Suite 170, South Wing
                  1380 West Paces Ferry Road NW
                  Atlanta, GA  30327

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                  Attention: Abe Levine

     and if to Holding, to:

                  AOA Holding LLC
                  Suite 170, South Wing
                  1380 West Paces Ferry Road NW
                  Atlanta, GA  30327
                  Attention: Abe Levine

     in each case with a copy to:

                  Kaplan, Strangis and Kaplan, P.A.
                  5500 Norwest Center
                  90 South Seventh Street
                  Minneapolis, MN  55402
                  Attention:  Andris A. Baltins

     or to such other address as may have been furnished to Indemnitee by Capital Corp or Holding, as the case may be.

     Any notice given by an Indemnitee to Capital Corp or Holding shall constitute sufficient notice to both Capital Corp and Holding and any notice received by Indemnitee from either Capital Corp or Holding shall be deemed to have been given on behalf of both Capital Corp and Holding.

          13.2. If any provision or provisions of this agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this agreement (including without limitation, all portions of any paragraphs of this agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this agreement (including, without limitation, all portions of any paragraph of this agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          13.3. The headings of the paragraphs of this agreement are inserted for convenience only and shall not be deemed to constitute part of this agreement or to affect the construction of it.

          13.4. No supplement, modification, or amendment of this agreement shall be binding unless executed in writing by both parties. No waiver of any of the provisions of this agreement shall be deemed or shall constitute a wavier of any other provisions (whether or not similar); nor shall such waiver constitute a continuing waiver.

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          13.5. The parties agree that this agreement shall be construed and enforced in accordance with and governed by the laws of the state of California applicable to contracts made and to be performed in that state.

          13.6. This agreement shall be binding upon Capital Corp, Holding and their successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee's spouse, heirs, executors, personal representatives and administrators. The obligations of Capital Corp or Holding shall be joint and several.

     Entered into as of the day and year first above written.

                                       AOA CAPITAL CORP

                                       By
                                         ------------------------------------
                                         Its
                                            ---------------------------------

                                       AOA HOLDING LLC

                                       By
                                         ------------------------------------
                                         Its
                                            ---------------------------------


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